Exhibit 99.6

Transactions in Securities of the Issuer During the Past Sixty Days

The following table sets forth all transactions with respect to shares of Common Stock effected in the last sixty days by any of the Reporting Persons or on behalf of any of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., New York City time, on January 22, 2016. All such transactions were purchases of shares of Common Stock effected in the open market through brokers, and the table excludes commissions paid in per share prices.

Type of Security	Number of Shares Purchased / (Sold)	Price Per Share($)		Date of Purchase / Sale

Macellum Retail Opportunity Fund, LP

Common Stock	107,200	1.2533	(1)	12/18/2015
Common Stock	128,400	1.35	(2)	12/21/2015
Common Stock	31,900	1.5219	(3)	12/22/2015
Common Stock	58,000	1.6309	(4)	12/23/2015
Common Stock	7,430	1.5199	(5)	12/24/2015
Common Stock	35,715	1.44	(6)	12/28/2015
Common Stock	330,218	1.6984	(7)	01/22/2016
Common Stock	89,246	1.6772	(8)	01/22/2016

(1)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.20 to $1.2605, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission (the “Staff”), upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(2)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.25 to $1.44, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(3)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.445 to $1.58, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.595 to $1.655, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(5)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.51 to $1.52, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(6)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $ 1.425 to $ 1.4825, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(7)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.66 to $1.80, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(8)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.605 to $1.795, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

Type of Security	Number of Shares Purchased / (Sold)	Price Per Share($)		Date of Purchase / Sale

Macellum Capital Management, LLC

Common Stock	9,448	1.6984	(1)	01/22/2016
Common Stock	2,554	1.6772	(2)	01/22/2016

(1)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.66 to $1.80, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission (the “Staff”), upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(2)	The reported price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $1.605 to $1.795, inclusive. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer, or the Staff, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.